Exhibit 99.1

3225 OAKMEAD VILLAGE DRIVE

P.O. BOX 58039, M/S 1241

SANTA CLARA, CA 95054

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE

QUICK — EASY — CONVENIENT

AVAILABLE 24 HOURS A DAY — 7 DAYS A WEEK

APPLIED MATERIALS, INC. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone or by mail, please read the Proxy Statement for the Special Meeting and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time on [—], 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on [—], 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to APPLIED MATERIALS, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M75685-TBD	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

APPLIED MATERIALS, INC.

The Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3:			For	Against	Abstain
1. Adoption of the Business Combination Agreement, dated as of September 24, 2013, as amended, by and among Applied Materials, Inc., Tokyo Electron Limited, and TEL-Applied Holdings B.V.			☐	☐	☐
2. Approval, on an advisory basis, of certain compensatory arrangements between Applied Materials and its named executive officers based on or otherwise relating to the Business Combination.			☐	☐	☐

3.     Approval of any proposal that may be made by the Executive Chairman of the Board of Directors to adjourn the special meeting (1) to the extent necessary to ensure that any supplement or amendment to the proxy statement that is required by applicable legal requirements is timely provided to stockholders, (2) if, as of the time for which the special meeting is originally scheduled, there are insufficient shares of common stock represented, in person or by proxy, to constitute a quorum, or (3) to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Business Combination Agreement.

			☐	☐	☐
NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof.
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M75686-TBD

APPLIED MATERIALS, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON [—], 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary E. Dickerson, Michael R. Splinter, Robert J. Halliday and Thomas F. Larkins, or any of them, each with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of Stockholders of Applied Materials, Inc. to be held on [—], 2014 at [—], and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side and, in their discretion, upon such other business that may properly come before such meeting and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Dear Stockholder:

On the reverse side of this card are instructions on how to vote over the Internet or by telephone. Please consider voting over the Internet or by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters.

Applied Materials, Inc.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you vote over the Internet or by telephone, you do not need to return the proxy card.

THANK YOU FOR VOTING!

(Continued and to be signed on the other side)